                                                                   EXHIBIT 10.22

                          EMPLOYMENT AGREEMENT BETWEEN
                    THE SOURCE INFORMATION MANAGEMENT COMPANY
                               AND JASON S. FLEGEL

         This Agreement is made and entered into as of this 3rd day of January 2001, by and between THE SOURCE INFORMATION MANAGEMENT COMPANY, a Missouri corporation ("The Source" or "Company"), and JASON S. FLEGEL ("Flegel").
         WHEREAS, Flegel has made significant contributions to The Source and the Board of Directors desires that Flegel continue to be employed by the Company under the terms and conditions set forth in this Employment Agreement.
         NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:
1. Employment Period. The Company hereby employs Flegel, and Flegel hereby accepts such employment from the Company, on the terms and conditions set forth in this Agreement, for the period commencing on January 1, 2001 and ending on January 31, 2004 (the "Employment Period"); provided that the Employment Period will automatically be extended on January 31, 2004 and each January 31st thereafter for additional one-year periods, unless either party shall, at least 90 days before such date, provide notice to the other party that the Employment Period will not be extended, or unless his Agreement is terminated as set forth in paragraph 5 of this Agreement.
2. Position and Duties. Flegel shall serve as Executive Vice-President, information Services reporting to the President of the Company, with such duties as are customarily assigned to such position and such other duties and responsibilities and in such other capacities as may be assigned to him from time to time by the Board of Directors or the President of the Company. Flegel shall serve the Company faithfully, loyally and to the best of his abilities, and shall devote his full working time and efforts to the business.
The parties understand and agree that this employment shall require that Flegel relocate from High Point, North Carolina to within commuting distance of New York City.
3.   Compensation.
         (a) The Company agrees to pay Flegel an annual base salary of $204,000, unless otherwise agreed to by Flegel and the Company, or unless increased by the Board of Directors in its discretion. Such compensation shall be paid in accordance with the Company's usual payroll practices for similarly situated employees.
         (b) In addition to Flegel's base salary, Flegel shall also be eligible for a bonus, to be awarded in the discretion of the Compensation Committee of the Board of Directors. The bonus amount shall be between 0 and $100,00.00, with payments, if any, to be made based on a schedule to be determined by Flegel and the President of the Company and approved by the Compensation Committee.
4.       Expenses; Benefits; Options.
         (a) The Company will pay directly, or reimburse Flegel, for such items of reasonable and necessary expense as are incurred by Flegel in carrying out his duties under this Agreement. All such expenses paid by Flegel will be promptly reimbursed, provided Flegel complies with the policies, practices and procedures of the Company for timely submission of expense reports, receipts and similar documentation of such expenses.
         (b) During the Employment Period, Flegel shall be entitled to participate in all benefit programs of the Company to the same extent as other key executives. Subject to applicable eligibility requirements, Flegel and/or his family, as the case may be, shall be entitled to participate in, and shall receive all benefits under, all welfare benefit plans, practices, policies and programs provided by the Company to the same extent as other key executives, including, but not limited to any comprehensive medical and dental plan, retirement plan and profit sharing programs the Company may provide to its key executives from time to time.
         (c) The Company will provide Flegel, subject to applicable waiting periods, if any, with term life insurance in the amount of One Million Dollars ($1,000,000.00). The Company will also maintain a term life insurance policy on Flegel in the amount of One Million Dollars ($1,000,000.00) for the benefit of the Company. Flegel will cooperate with the Company in obtaining such policies.
         (d) The Company will provide Flegel with four (4) weeks of vacation per year of this Agreement.
         (e) The Company will, on the date of execution of this Agreement, grant Flegel stock options under the Company's Omnibus Stock Option Plan to purchase 50,000 shares of the Company's common stock at an exercise price equal to the last sale price at which such shares are sold as reported by Nasdaq as of the market close on the date of execution of this Agreement. Such options shall vest with respect to 16,667 shares on each of February 1, 2002 and 2003 and 16,666 on February 1, 2004 but shall vest immediately in the circumstances provided in the Company's standard form of option agreement.
 5. Termination of Employment. This Employment Agreement may be terminated at any time prior to the expiration of the Employment Period set forth in paragraph 1, or during any extended period of employment, upon the occurrence of any of the following events:
         (a) By mutual written agreement of the Company and Flegel to terminate Flegel's employment with the Company;
         (b) Immediately upon Flegel's death;
         (c) At the Company's option, by action of the Company's Board of Directors on thirty (30) days written notice, in the event of Flegel's disability, defined as illness, injury, disease or other physical or mental incapacity resulting in Flegel's failure to substantially perform his duties under this Agreement for a period of one hundred twenty (120) consecutive days. The termination of employment shall be effective on the 30th day after receipt by Flegel of such notice ("Disability Termination Date"), unless Flegel is able to, and does, return to full-time performance of his duties before that date.
         (d) By the Company, immediately upon written notice to Flegel, for cause, which shall include: (1) conviction of a felony; (2) engaging in acts of fraud, dishonesty, stealing, embezzlement or misappropriation of funds; (3) excessive, unexcused absenteeism from work (other than for injury, illness or incapacity covered under subparagraph (c) above); (4) violation of any of the provisions of paragraph 6 of this Agreement, or other material breach or failure by Flegel to perform his duties and obligations under this Agreement. The failure of the Company to set forth any fact or circumstance in a notice of termination for cause shall not constitute a waiver of a right to assert, and shall not preclude the Company from asserting such fact or circumstance in or attempt to enforce any right under or provision of this Agreement.
 6. Covenants of Flegel. Flegel covenants to and agrees with the Company as follows:
         (a) Except as required in Flegel's duties to the Company, Flegel will not disclose or divulge to any person, entity, firm or company, or use for Flegel's benefit or the benefit of any other person, entity, firm or company, directly or indirectly, as the same may exist during the term of Flegel's employment by the Company or at the date of such termination, any knowledge, information, business methods, techniques, devices, customer lists, supplier lists, business plans, software, programs or other data of the Company, without regard to whether all of the foregoing matters will be otherwise deemed confidential, material or important, the parties stipulating that as between them, the same are important, material and confidential and greatly affect the effective and successful conduct of the business and the goodwill of the Company.
         (b) During the term of Flegel's employment with the Company and thereafter for a period of two (2) years, Flegel will not, in any manner, directly or indirectly with or through any other person or entity:
                  (i) Solicit, divert, take away or interfere with any of the customers, trade, suppliers, business, patronage, employees or agents of the Company, or employ any person who was an employee of the Company at any time during the two year period prior to the date of such employment; or
                  (ii) Engage, directly or indirectly, either personally or as an employee, partner, associate, officer, manager, agent, advisor, associate, consultant or otherwise, or by means of any corporate or other entity or device, in competition with the business of the Company in the United States or Canada as such business exists on the date of Flegel's cessation of employment, or as to which the Company has formulated definitive plans, of which Flegel has knowledge, to enter into during the term of this Agreement or as of the date of the cessation of Flegel's employment.
         (c) It is the intention of the parties to restrict the activities of Flegel under paragraph 6(b) (ii) only to the extent necessary for the protection of the business interests of the Company, and the parties specifically covenant and agree that should any of the provisions thereof, under any set of circumstances, be determined by a court having jurisdiction to be too broad for that purpose or invalid or unenforceable for any reason, it is the intention and agreement of the parties that such provisions shall be so interpreted and applied by such court in such a narrower sense as shall be necessary to make the same valid and enforceable to the maximum extent possible, consistent with the intent of the parties expressed in this Agreement.
         (d) The covenants and agreements of Flegel contained in paragraph 6(a) and (b) shall be construed as independent of any other provision of this Agreement and given for valuable independent consideration, and the existence of any defense, claim or cause of action against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants and agreements.
7. Documents. Upon the cessation of Flegel's employment with the Company, for any reason, all documents, records, software, programs, models, financial statements and projections, notebooks, invoices, statements and correspondence, including copies thereof, relating to the business of the Company then in Flegel's possession or under Flegel's control, whether prepared by Flegel or others, will be left with or returned to the Company, it being recognized and agreed that each of the foregoing constitutes property of the Company.
8. Remedies.
         (a) At the expiration of the initial term, or any extension thereof, or upon the termination of this Agreement for any of the reasons other than death or disability set forth in paragraph 5, unless otherwise agreed by the Company and Flegel, the obligation of the Company to pay further compensation to Flegel shall cease, provided, however, that all other obligations hereunder (including the obligation of the Company to pay to Flegel compensation earned by Flegel through the date of such termination) of either party to the other party at the time of such expiration or termination shall not be affected by such termination or expiration;
         (b) If Flegel's employment under this Agreement terminates by reason of Flegel's death or disability prior to January 31, 2004, (i) the Company shall pay any earned but unpaid portion of Flegel's Annual Base Salary as of the date of his death or Disability Termination Date, to Flegel or his estate or legal representative, as applicable, in a lump sum in cash within 30 days after the date of his death or Disability Termination Date, and (ii) the Option shall vest with respect to all shares as to which it has not been exercised and shall terminate 90 days after the date of his death or Disability Termination Date. In addition, if Flegel's employment is terminated by reason of disability, the Company will continue to pay to Flegel until the earlier of January 31, 2004 or the date of Flegel's death, cash in an amount equal to Flegel's Annual Base Salary, less any amounts received by Flegel under any disability insurance coverage maintained for Flegel by the Company, such payments to be made in accordance with the Company's usual payroll practices. The Company shall have no further obligations under this Agreement.
         (c) It is expressly agreed that the breach or evasion of the terms of this Agreement by Flegel will result in immediate and irreparable injury to the Company, for which the payment of money damages would be an inadequate remedy, and will authorize recourse to the equitable remedies of injunction and specific performance, as well as to all other legal or equitable remedies to which the Company may be entitled. No remedy conferred by any of the specific provisions of this Agreement is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity, by statute or otherwise. The election of any one or more remedies by the Company shall not constitute a waiver of the right to pursue other available remedies.
         (d) In the event the Company or Flegel institutes a suit at law or in equity for the purpose of enforcing the provisions of this Agreement, the prevailing party in any such action shall be entitled to recover reasonable attorneys' fees and expenses and related costs and expenses, in addition to any other judgment, award or remedy to which the prevailing party may be entitled.
9. Severability. All agreements and covenants herein contained are severable and the invalidity or unenforceability of any other provision shall not effect the validity or enforceability of any other provision in this Agreement. If any provision in this Agreement shall be held invalid or unenforceable in part, the remaining portion of such provision, together with all other provisions in this Agreement shall continue in full force and effect and, subject to subparagraph 6(c), shall be interpreted as if such invalid agreements or covenants were not contained herein.
10. Waiver or Modification. No waiver, amendment or modification of this Agreement or any portion hereof shall be valid unless in writing and duly executed by the party to be charged therewith. The failure of the Company or Flegel to exercise or otherwise act with respect to any of its or his rights hereunder in the event of a breach of any of the terms or conditions hereof by the other shall not be construed as a waiver of such breach, nor prevent the Company or Flegel, as the case may be, from thereafter enforcing strict compliance with any and all of the terms and conditions hereof.
11. Notices. All notices, requests, demands, consents or other communications hereunder shall be in writing and shall be deemed to have been given if delivered personally or mailed by certified, registered or Express mail, return receipt requested, or next business day courier service (such as Federal Express), if to the Company, to:
                  The Source Information Management Company
                  Attention: James Gillis
                  10 E. 40th Street

                 Suite 3110
                 New York, New York, 10016
                 and, if to Flegel, to:

                 Jason S. Flegel

                 -----------------

                 -----------------

                 -----------------


or to such other address to which a party gives notice to the other party in accordance with this paragraph 11. Notices and communication shall be effective when actually received by the addressee.
12.      Construction.
         (a) This Employment Agreement shall be governed by and construed under the laws of the State of Missouri, provided that the sole and absolute venue for purposes of suit shall be St. Louis County, Missouri, notwithstanding the place of execution hereof or the performance of any acts under this Agreement and any other jurisdiction.
         (b) For purposes of paragraph 6, references to the Company shall include all companies or other entities controlled by, controlling, or under common control with the Company, whether such control is exercised through ownership or other direction of the management or policies of any such company or entity, and all licensees of the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

THE SOURCE INFORMATION
MANAGEMENT COMPANY


By: /s/ James R. Gillis              /s/ Jason S. Flegel
    -------------------------        --------------------------
    James R. Gillis                  Jason S. Flegel
    President